                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Prime Hospitality Corp. (the "Company") for the registration of $200.0 million of the Company's 8.375% Senior Subordinated Notes due 2012 (the "Notes") and to the inclusion therein of our report dated February 6, 2002, with respect to the consolidated financial statements of the Company.


/s/ Ernst & Young LLP

New York, New York
June 20, 2002